Exhibit 10.3

Waiver and Amendment to Loan Documents

THIS WAIVER AND AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is made as of August 07, 2024, by and between PERISHIP GLOBAL LLC (the “Borrower”), and PNC BANK, NATIONAL ASSOCIATION (the “Bank”).

BACKGROUND

A.       The Borrower or another obligor has executed and delivered to the Bank (or a predecessor which is now known by the Bank’s name as set forth above), one or more promissory notes, letter agreements, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on attached Exhibit A, which is made a part of this Amendment (collectively as amended from time to time, the “Loan Documents”) which evidence or secure some or all of the indebtedness and other obligations of the Borrower to the Bank for one or more loans or other extensions of credit (as used herein, collectively, together with the Obligations, if and as defined in the Loan Documents, the “Obligations”). Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents.

B.       The Borrower and the Bank desire to amend the Loan Documents, and to waive certain defaults thereunder, as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.       Certain of the Loan Documents are amended, and certain defaults under the Loan Documents are waived, as set forth in Exhibit A. Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

2.       The Borrower hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. The Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

3.       The Borrower hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower’s existing and future Obligations to the Bank, as modified by this Amendment.

4.       As a condition precedent to the effectiveness of this Amendment, the Borrower shall comply with the terms and conditions (if any) specified in Exhibit A.

5.       To induce the Bank to enter into this Amendment, the Borrower waives and releases and forever discharges the Bank and its officers, directors, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind that it may have against the Bank or any of them arising out of or relating to the Obligations. The Borrower further agrees to indemnify and hold the Bank and its officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including attorneys’ fees) suffered by or rendered against the Bank or any of them on account of any claims arising out of or relating to the Obligations. The Borrower further states that it has carefully read the foregoing release and indemnity, knows the contents thereof and grants the same as its own free act and deed.

6.       This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Upon written request by the other party (which may be made by electronic mail), any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

7.       Notwithstanding any other provision herein or in the other Loan Documents, the Borrower agrees that this Amendment, the Loan Documents, any other amendments thereto and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention. The Borrower and the Bank acknowledge and agree that the methods for delivering Communications, including notices, under the Loan Documents include electronic transmittal to any electronic address provided by either party to the other party from time to time.

8.       The Bank may modify this Amendment for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Borrower (which notice may be given by electronic mail).

9.       This Amendment will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns.

10.       This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State identified in and governing the Loan Documents that are being amended hereby (the “State”), excluding its conflict of laws rules, including without limitation the Electronic Transactions Act (or equivalent) in such State (or, to the extent controlling, the laws of the United States of America, including without limitation the Electronic Signatures in Global and National Commerce Act). This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in the State.

11.       Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved). The Borrower expressly ratifies and confirms the confession of judgment (if applicable) and dispute resolution, waiver of jury trial or arbitration provisions, as applicable, contained in the Loan Documents, all of which are incorporated herein by reference.

12.       The Borrower hereby empowers any attorney of any court of record, after the occurrence of any Event of Default hereunder, to appear for the Borrower and, with or without complaint filed, confess judgment, or a series of judgments, against the Borrower in favor of the Bank or any assignee thereof for the entire principal balance under any or all of the Loan Documents, all accrued interest and all other amounts due thereunder, together with costs of suit and an attorney's commission of the greater of 10% of such principal and interest or $1,000 added as a reasonable attorney's fee, and for doing so, the applicable Loan Documents or a copy verified by affidavit shall be a sufficient warrant. The Borrower hereby forever waives and releases all errors in said proceedings and all rights of appeal and all relief from any and all appraisement, stay or exemption laws of any state now in force or hereafter enacted. The Borrower acknowledges and agrees that, pursuant to the foregoing power to confess judgment granted to the Bank, the Borrower is voluntarily and knowingly waiving its right to notice and a hearing prior to the entry of a judgment by the Bank against the Borrower. Interest on any such judgment shall accrue at the Default Rate as defined in the applicable Loan Documents.

No single exercise of the foregoing power to confess judgment, or a series of judgments, shall be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void, but the power shall continue undiminished and it may be exercised from time to time as often as the Bank shall elect until such time as the Bank shall have received payment in full of the debt, interest and costs. Notwithstanding the attorney’s commission provided for in the preceding paragraph (which is included in the warrant for purposes of establishing a sum certain), the amount of attorneys’ fees that the Bank may recover from the Borrower shall not exceed the actual attorneys’ fees incurred by the Bank.

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WITNESS the due execution of this Amendment as a document under seal as of the date first written above.

PERISHIP GLOBAL LLC

By: VERIFYME, INC., Sole Member

By: /s/ Adam Stedham (SEAL)
Adam Stedham, Chief Executive Officer

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Matthew Ludwig
(SEAL)
Matthew Ludwig, Vice President

EXHIBIT A TO

WAIVER AND AMENDMENT TO LOAN DOCUMENTS DATED AS OF AUGUST 07, 2024

A.	Loan Documents. The Loan Documents that are the subject of this Amendment include the following (as each of such documents has been amended, modified or otherwise supplemented previously):

1.	$1,000,000.00 Revolving Line of Credit Note dated September 15, 2022 executed and delivered to the Bank by the Borrower (the “Note”)

2.	Amended and Restated Loan Agreement dated October 31, 2023 between the Borrower and the Bank (the “Loan Agreement”)

3.	Waiver and Amendment to Loan Documents dated October 31, 2023 between the Borrower and the Bank

4.	All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Section A.

B.	Waiver. The Borrower has acknowledged and agreed with the Bank that the Borrower failed to comply with the covenant set forth in Section 5.4 of the Loan Agreement for the period ending December 31, 2023. The Borrower's failure to comply with the foregoing covenant constitutes one or more Events of Default under the Loan Documents. The Borrower has requested that the Bank waive the Events of Default resulting from such non-compliance. In reliance upon the Borrower's representations and warranties and subject to the terms and conditions set forth herein, the Bank agrees to grant a waiver of Borrower's non-compliance with the foregoing covenants and of the Events of Default resulting from such violation solely for the above-referenced periods. The Borrower agrees that it will hereafter comply fully with these covenants and all other provisions of the Loan Documents, which remain in full force and effect. Except as expressly described in this Amendment, this waiver shall not constitute (a) a modification or an alteration of the terms, conditions or covenants of the Loan Documents or (b) a waiver, release or limitation upon the Bank's exercise of any of its rights and remedies thereunder, which are hereby expressly reserved. This waiver shall not relieve or release the Borrower in any way from any of its respective duties, obligations, covenants or agreements under the Loan Documents or from the consequences of any Event of Default thereunder, except as expressly described above. This waiver shall not obligate the Bank, or be construed to require the Bank, to waive any other Events of Default or defaults, whether now existing or which may occur after the date of this waiver.

C.	Amendment(s). The Loan Documents are amended as follows:

1.	The Expiration Date, as set forth in the Note, is hereby extended from September 30, 2024 to September 30, 2025, effective on October 01, 2024.

2.	The following provisions hereby replace the Section entitled “Anti-Money Laundering/International Trade Law Compliance” in each guaranty agreement executed and delivered to the Bank by any Guarantor consenting to this Amendment (or, alternatively, are hereby added to any such guaranty agreement that does not already include a provision entitled “Anti-Money Laundering/International Trade Law Compliance”):

“Anti-Corruption Laws and International Trade Laws; Anti-Money Laundering Laws; Certain Definitions.

Representations and Warranties. The Guarantor hereby makes the following representations and warranties, which shall be continuing in nature and remain in full force and effect until the Guaranteed Obligations are paid in full:

The Guarantor, and its directors and officers, and each employee, agent or affiliate acting on behalf of the Guarantor: (a) is not a Sanctioned Person; (b) does not do any business in or with, or derive any of its operating income from direct or indirect investments in or transactions involving, any Sanctioned Jurisdiction or Sanctioned Person; and (c) is not in violation of, and has not, during the past five (5) years, directly or indirectly, taken any act that could cause the Guarantor to be in violation of, applicable International Trade Laws or Anti-Corruption Laws.

The Guarantor has not nor has any of its directors, officers, employees, or to the knowledge of the Guarantor, any agents or affiliates acting on behalf of the Guarantor, during the past five (5) years, received any notice or communication from any Person that alleges, or been involved in an internal investigation involving any allegations relating to, potential violation of any International Trade Laws or Anti-Corruption Laws, or received a request for information from any Official Body regarding International Trade Law matters or Anti-Corruption Law matters. There is no Blocked Property pledged by the Guarantor as Collateral.

Affirmative Covenants. The Guarantor agrees that until all Guaranteed Obligations have been paid in full and any commitments of the Bank to the Borrower have been terminated, the Guarantor shall (a) immediately notify the Bank in writing upon the occurrence of a Reportable Compliance Event; (b) immediately provide substitute Collateral to the Bank if, at any time, any Collateral pledged by the Guarantor becomes Blocked Property; and (c) conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws and maintain in effect policies and procedures reasonably designed to ensure compliance with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws by the Guarantor, and its directors and officers, and any employee, agent or affiliate acting on behalf of the Guarantor in connection with the Guaranteed Obligations.

Negative Covenants. The Guarantor covenants and agrees that until all Guaranteed Obligations have been paid in full and any commitments of the Bank to the Borrower have been terminated, the Guarantor will not, without the Bank’s prior written consent, (I) permit its directors and officers, and any employee, agent or affiliate acting on behalf of the Guarantor in connection with the Guaranteed Obligations, nor such Guarantor’s subsidiaries to (a) become a Sanctioned Person; (b) directly or indirectly provide, use, or make available the proceeds of any loan or advance from the Bank (i) to fund any activities or business of, with, or for the benefit of any Person that, at the time of such funding or facilitation, is a Sanctioned Person, (ii) to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction, (iii) in any manner that could result in a violation by any Person (including the Bank) of Anti-Corruption Laws, Anti- Money Laundering Laws or International Trade Laws or (iv) in violation of any applicable Law, including, without limitation, any applicable Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law; (c) pay any Guaranteed Obligations with Blocked Property or funds derived from any unlawful activity; or (d) permit any Collateral pledged by the Guarantor to become Blocked Property; nor (II) directly or indirectly provide, use, or make available the proceeds of any loan or advance from the Bank to any subsidiary of the Guarantor that is not party to the loan agreement governing such loan or advance.

Certain Definitions. As used herein:

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended, (b) the U.K. Bribery Act 2010, as amended, and (c) any other applicable Law relating to anti-bribery or anti-corruption in any jurisdiction in which any Loan Party is located or doing business.

“Anti-Money Laundering Laws” means (a) the Bank Secrecy Act and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001; (b) the U.K. Proceeds of Crime Act 2002, the Money Laundering Regulations 2017, as amended and the Terrorist Asset-Freezing etc. Act 2010; and (c) any other applicable Law relating to anti-money laundering and countering the financing of terrorism in any jurisdiction in which any Loan Party is located or doing business.

“Blocked Property” means any property (a) owned, directly or indirectly, by a Sanctioned Person; (b) due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) located in a Sanctioned Jurisdiction; or (e) that otherwise could cause any actual or possible violation by the Bank of any applicable International Trade Law if the Bank were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.

“Collateral” means any collateral securing any debt, liabilities, or other obligations of any Loan Party to the Bank.

“Compliance Authority” means (a) the United States government or any agency or political subdivision thereof, including, without limitation, the U.S. Department of State, the U.S. Department of Commerce, the U.S. Department of the Treasury and its Office of Foreign Assets Control, and the U.S. Customs and Border Protection agency; (b) the government of Canada or any agency thereof; (c) the European Union or any agency thereof; (d) the government of the United Kingdom or any agency thereof; (e) the United Nations Security Council; and (f) any other Official Body with jurisdiction to administer Anti-Corruption Laws, Anti-Money Laundering Laws or International Trade Laws with respect to the conduct of a Covered Entity.

“Covered Entity” means (a) the Borrower and each of the Borrower’s subsidiaries; (b) each Guarantor and any pledgor of Collateral; and (c) each Person that directly or indirectly controls a Person described in clause (a) or (b) above.

“International Trade Laws” means all Laws relating to economic and financial sanctions, trade embargoes, export controls, customs, and anti-boycott measures.

“Law” means any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award, or any settlement arrangement, by agreement, consent or otherwise, of any Official Body, foreign or domestic.

“Loan Parties” means the Borrower and any Guarantors.

“Official Body” means the government of the United States of America or of any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Official Body, or other entity.

“Reportable Compliance Event” as used herein means (1) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty, by, or enters into a settlement with an Official Body in connection with any Anti- Corruption Law, Anti-Money Laundering Law or International Trade Law, or any predicate crime to any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations represents a violation of any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law; (2) any Covered Entity engages in a transaction that has caused or would cause the Bank to be in violation of any International Trade Law or Anti-Corruption Law, including a Covered Entity’s use of any proceeds of the Obligations guaranteed hereunder to directly or indirectly fund any activities or business of, with or for the benefit of any Sanctioned Person, or to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction; (3) any Collateral qualifies as Blocked Property, or (4) any Covered Entity otherwise violates, or reasonably believes it will violate, any of the International Trade Law- or Anti-Corruption Law- specific representations and covenants herein.

“Sanctioned Jurisdiction” means, at any time, a country, area, territory, or jurisdiction that is the subject or target of comprehensive U.S. sanctions.

“Sanctioned Person” means any Person (a) located in, organized under the laws of, or ordinarily resident in a Sanctioned Jurisdiction; (b) identified on any sanctions-related list maintained by any Compliance Authority; or (c) owned 50% or more, in the aggregate, directly or indirectly by, controlled by, or acting for, on behalf of, or at the direction of, one or more Persons described in clauses (a) or (b) above.”

D.	Conditions to Effectiveness of Amendment. The Bank’s willingness to agree to the amendments set forth in this Amendment is subject to the prior satisfaction of the following conditions:

1.	Execution by all parties and delivery to the Bank of this Amendment, including the attached Consent.

2.	Payment by the Borrower to the Bank of all fees and expenses required by the Bank in connection with this Amendment, including without limitation those fees set forth in the Loan Fee Authorization.

CONSENT OF GUARANTOR

Each of the undersigned guarantors (jointly and severally if more than one, the “Guarantor”) consents to the provisions of the foregoing Amendment and all prior amendments (if any) and confirms and agrees that: (a) the Guarantor’s obligations under its Guaranty and Suretyship Agreement dated as of September 15, 2022 (collectively if more than one, the “Guaranty”), relating to the Obligations mentioned in the Amendment, shall be unimpaired by the Amendment; (b) the Guarantor has no defenses, set offs, counterclaims, discounts or charges of any kind against the Bank, its officers, directors, employees, agents or attorneys with respect to the Guaranty; and (c) all of the terms, conditions and covenants in the Guaranty remain unaltered (except as expressly modified by the Amendment) and in full force and effect, are hereby ratified and confirmed, and continue to apply to the Obligations, as modified by the Amendment. The Guarantor certifies that all representations and warranties made in the Guaranty are true and correct.

The Guarantor hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Guarantor or third parties (if applicable), shall continue unimpaired and in full force and effect, shall cover and secure all of the Guarantor’s existing and future Obligations to the Bank, as modified by this Amendment.

By signing below, the Guarantor agrees that this Consent, the Guaranty, the other Loan Documents, any amendments thereto and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention. The Guarantor acknowledges and agrees that the methods for delivering Communications, including notices, under the Guaranty and the other Loan Documents include electronic transmittal to any electronic address provided by any party to the other party from time to time.

By signing below, each Guarantor who is an individual provides written authorization to the Bank or its designee (and any assignee or potential assignee hereof) to obtain the Guarantor's personal credit profile from one or more national credit bureaus. This authorization extends to obtaining a credit profile (i) in considering an application for credit that is evidenced, guaranteed or secured by the Guaranty or documents relating thereto, (ii) assessing creditworthiness and (iii) considering extensions of credit, including on an ongoing basis, as necessary for the purposes of (a) update, renewal or extension of such credit or additional credit, (b) reviewing, administering or collecting the resulting account and (c) reporting on the repayment and satisfaction of such credit obligations. By signing below, such individual further ratifies and confirms his or her prior requests and authorizations with respect to the matters set forth herein. For the avoidance of doubt, this provision does not apply to persons signing below in their capacities as officers or other authorized representatives of entities, organizations or governmental bodies. A photocopy or facsimile copy of this authorization shall be valid as the original. By signature below, each such Guarantor affirms his/her identity as the respective individual(s) identified in the Guaranty.

The Guarantor hereby empowers any attorney of any court of record, after the occurrence of any Event of Default under the Guaranty, to appear for the Guarantor and, with or without complaint filed, confess judgment, or a series of judgments, against the Guarantor in favor of the Bank or any assignee thereof for the entire amount of the Guaranteed Obligations, together with costs of suit and an attorney’s commission of the greater of 10% of such principal and interest or $1,000 added as a reasonable attorney’s fee, and for doing so, the Guaranty or a copy verified by affidavit shall be a sufficient warrant. The Guarantor hereby forever waives and releases all errors in said proceedings and all rights of appeal and all relief from any and all appraisement, stay or exemption laws of any state now in force or hereafter enacted. The Guarantor acknowledges and agrees that, pursuant to the foregoing power to confess judgment granted to the Bank, the Borrower is voluntarily and knowingly waiving its right to notice and a hearing prior to the entry of a judgment by the Bank against the Guarantor.

No single exercise of the foregoing power to confess judgment, or a series of judgments, shall be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void, but the power shall continue undiminished and it may be exercised from time to time as often as the Bank shall elect until such time as the Bank shall have received payment in full of the Guaranteed Obligations and costs. Notwithstanding the attorney’s commission provided for in the preceding paragraph (which is included in the warrant for purposes of establishing a sum certain), the amount of attorneys’ fees that the Bank may recover from the Guarantor shall not exceed the actual attorneys’ fees incurred by the Bank.

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The Guarantor ratifies and confirms the indemnification, confession of judgment (if applicable) and waiver of jury trial or arbitration provisions contained in the Guaranty, all of which are incorporated herein by reference.

WITNESS the due execution of this Consent as a document under seal as of the date of this Amendment, intending to be legally bound hereby.

VERIFYME, INC.

By:	/s/ Adam Stedham
(SEAL)
Adam Stedham, Chief Executive Officer